Exhibit 99.3

- Report of Independent Registered Public Accounting Firm -

Board of Directors and Shareholders

First Citizens BancShares, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by First-Citizens Bank & Trust Company (a wholly-owned subsidiary of First Citizens BancShares, Inc.) pursuant to the Purchase and Assumption Agreement dated September 11, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of September 11, 2009, in conformity with accounting principles generally accepted in the United States of America.

Charlotte, North Carolina

December 21, 2009

Statement of Assets Acquired and Liabilities Assumed

by First-Citizens Bank & Trust Company

(a wholly-owned subsidiary of First Citizens BancShares, Inc.)

(in thousands)

Assets	September 11, 2009

Cash and due from banks	$32,082
Overnight investments	104,232
Investment securities available for sale	27,872
Loans covered by loss sharing agreements	456,995
Other real estate owned covered by loss sharing agreements	42,994
FDIC receivable for loss sharing agreements	138,963
Other assets	10,324

Total assets acquired	813,462

Liabilities
Deposits:
Noninterest-bearing	305,317
Interest-bearing	403,774

Total deposits	709,091
Long-term obligations	55,618
Deferred tax liability	18,108
Other liabilities	2,102

Total liabilities assumed	784,919

Net assets acquired	$28,543

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

by First-Citizens Bank & Trust Company

(dollars in thousands)

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Venture Bank.

On September 11, 2009, First-Citizens Bank & Trust Company (FCB), a wholly-owned subsidiary of First Citizens BancShares, Inc., entered into a Purchase and Assumption Agreement (Agreement) with the Federal Deposit Insurance Corporation (FDIC) to assume the deposits (excluding certain brokered deposits) and acquire certain assets of Venture Bank (VB), a full service commercial bank headquartered in Lacey, Washington.

VB operated 18 locations in the Seattle/Olympia, Washington vicinity. Prior to purchase accounting adjustments, FCB purchased $639,335 in loans and $51,862 of other real estate owned (OREO) and assumed $709,091 of deposits. In addition, FCB also purchased cash and due from banks, overnight investments and investment securities. FCB also assumed VB’s long-term obligations to the Federal Home Loan Bank of Seattle (FHLB) and various other liabilities.

As part of the Purchase and Assumption Agreement, FCB and the FDIC entered into two loss sharing agreements – one for residential real estate loans and one for all other loans and OREO. Under the loss sharing agreements, the FDIC will cover 80% of covered loan and OREO losses up to $235,000 and 95% of losses in excess of that amount. The term for loss sharing on residential real estate loans is ten years, while the term for loss sharing on non-residential real estate loans and OREO is five years in respect to losses and eight years for loss recoveries. The reimbursable losses from the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction, accrued interest on loans for up to 90 days, the book value of OREO and certain direct costs. New loans made after the date of the transaction are not covered by the loss sharing agreements.

Note 2 — Basis of Presentation

FCB has determined that the acquisition of the net assets of VB constitutes a business acquisition as defined under accounting principles generally accepted in the United States of America (US GAAP). As required under US GAAP, the assets acquired and liabilities assumed are recorded at their fair values. In many cases the determination of these fair values requires management to make estimates about discount rates, market conditions, expected cash flows and other future events that are highly subjective in nature and subject to change. Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks and overnight investments.

These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

Investment securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. All acquired investment securities were designated as available for sale.

(dollars in thousands)

Loans covered under loss sharing agreements

Fair values for loans are based on a discounted cash flow methodology. Factors considered in determining the fair value of acquired loans include projected cash flows, type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, current market conditions and discount rates.

The fair value of loans with evidence of credit deterioration (impaired loans) are recorded net of a non-accretable difference and, if appropriate, an accretable yield. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is the nonaccretable difference, which is included in the carrying amount of acquired loans. Subsequent decreases to the expected cash flows will generally result in a provision for credit losses. Subsequent increases in cash flows result in a reversal of the provision for credit losses to the extent of prior charges, or a reclassification of the difference from nonaccretable to accretable with a positive impact on accretion of interest income in future periods. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

FDIC receivable for loss sharing agreements

The FDIC receivable for loss sharing agreements is measured separately from the related covered assets as it is not contractually embedded in the assets and is not transferable with the assets should the assets be sold. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These cash flows were discounted to reflect the estimated timing of the receipt of the loss sharing reimbursement from the FDIC.

Other real estate covered under loss sharing agreements

Foreclosed real estate is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal. Management used appraisals of properties to determine fair values and applied additional discounts where appropriate for passage of time or, in certain cases, for subsequent events occurring after the appraisal date.

Other assets

Other assets includes accrued interest receivable and $3,021 of core deposit intangible that was established at acquisition and is being amortized over a four-year life. Other assets also include $4,490 of Federal Home Loan Bank of Seattle (FHLB) stock. The FHLB requires member banks to purchase its stock as a condition of membership and varies based on the level of FHLB advances and other factors. This stock is generally redeemable based on guidelines established by the FHLB and is presented at the redemption value.

Deposits

Under the terms of the Agreement, FCB had the right to adjust various terms, including interest rates, on deposit liabilities. FCB adjusted various deposit terms, including interest rates, to reflect market conditions. Based on the impact of these decisions, the carrying value of all deposits is considered to be a reasonable estimate of fair value.

Long-term obligations

The fair value of long-term obligations was determined based on pricing for borrowings with similar terms as of the acquisition date.

Deferred tax liability

The deferred tax liability of $18,108 relates to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

(dollars in thousands)

Note 3 — Fair Value Adjustments

The following table presents the assets acquired and liabilities assumed, as recorded by VB on the acquisition date and as adjusted for purchase accounting adjustments.

Assets	As recorded by VB	Fair value adjustments	As recorded by FCB
Cash and due from banks	$12,676	$—	$12,676
Overnight investments	104,232	—	104,232
Investment securities	27,193	679	27,872
Loans and leases	639,335	(182,340)	456,995
Other real estate owned	51,862	(8,868)	42,994
FDIC receivable for loss sharing agreements	—	138,963	138,963
Core deposit intangible	—	3,021	3,021
Other assets	8,005	(702)	7,303

Total assets	$843,303	$(49,247)	$794,056

Liabilities
Deposits:
Noninterest-bearing	$305,317	$—	$305,317
Interest-bearing	403,774	—	403,774

Total deposits	709,091	—	709,091
Long-term obligations	50,078	5,540	55,618
Other liabilities	1,379	18,831	20,210

Total liabilities	760,548	24,371	784,919

Excess of assets acquired over liabilities assumed	$82,755

Aggregate fair value adjustments		$(73,618)

Cash received from the FDIC			$19,406
Net assets of VB acquired			$28,543

Note 4 — Premises and Equipment

FCB did not acquire the real estate, banking facilities, furniture or equipment of VB as part of the Agreement. Under the terms of the Agreement, all banking facilities and equipment are leased from the FDIC on a month-to-month basis at an approximate monthly cost of $62.

Under the terms of the Agreement, FCB had the option to purchase the real estate, furniture and equipment from the FDIC based on appraised values. The option expired 90 days after the acquisition date.

(dollars in thousands)

Note 5 — Investment Securities

The fair value of investment securities acquired was as follows at September 11, 2009:

	Original par value	Fair value	Contractual yield
GNMA, FNMA and FHLMC mortgage-backed securities	$45,127	$20,619	4.74%
Municipal securities	10,090	5,578	0.78%
Other	1,135	1,675	7.25%

Total investment securities	$56,352	$27,872	4.08%

The estimated fair value of investment securities at September 11, 2009 is shown below by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are shown as securities not due on a single maturity date as they generally have monthly payments of principal and interest which vary depending on the payments made on the underlying collateral for these securities.

Maturing:
More than ten years	$7,253
Not due on a single maturity date	20,619

Total investment securities	$27,872

Note 6 — Loans

The contractual balance and fair value of acquired loans at September 11, 2009 is provided below.

Contractual balance of acquired loans:
Construction/land development	$187,293
Commercial mortgage	265,036
Residential mortgage	131,399
Commercial and industrial	52,181
Consumer	3,426

Total contractual balance of acquired loans	639,335
Fair value adjustment on loans purchased	(182,340)

Fair value of loans acquired	$456,995

(dollars in thousands)

Loans covered under loss sharing agreements with the FDIC (Covered Loans) are reported in loans exclusive of the expected reimbursement from the FDIC. Covered Loans are initially recorded at fair value at the acquisition date. At the acquisition date, BancShares estimated the fair value of the loan portfolio at $456,995.

Prospective losses incurred on Covered Loans are eligible for partial reimbursement by the FDIC. Subsequent decreases in the amount expected to be collected result in a provision for credit losses, an increase in the allowance for loan and lease losses, and a proportional adjustment to the FDIC receivable for the estimated amount to be reimbursed. Subsequent increases in the amount expected to be collected result in the reversal of any previously-recorded provision for credit losses and related allowance for loan and lease losses and adjustments to the FDIC receivable, or accretion of certain fair value amounts into interest income in future periods if no provision for credit losses had been recorded.

Covered Loans more than 90 days past due with respect to interest or principal, unless they are well secured and in the process of collection, and other covered loans on which full recovery of principal or interest is in doubt, are placed on nonaccrual status. Interest previously accrued on Covered Loans placed on nonaccrual status is charged against interest income, and the FDIC receivable would be adjusted by the amount of any estimated reimbursement. Payments received are applied against the principal balance of the loans until such time as full collection of the remaining recorded balance is expected. Additional interest payments received after that time are recorded as interest income on a cash basis.

Covered Loans acquired from VB are and will continue to be subject to ongoing credit review. If and when credit deterioration is noted subsequent to the September 11, 2009 acquisition date, loss estimates will be included in the calculation of the allowance for loan and lease losses, and provision for credit losses. The portion that is recoverable under the FDIC loss sharing agreements will result in an adjustment to the FDIC receivable for loss sharing agreements with an offsetting entry to noninterest income.

Under US GAAP, loans that have experienced deterioration since origination such that it is probable that the borrower will not be able to make all contractually required payments are considered to be impaired. Due to uncertainty regarding the timing of future cash flows, no accretable yield is recorded for loans that are deemed to be impaired at acquisition.

The following table presents the impaired loans as of September 11, 2009. BancShares has initially applied the cost recovery method to all impaired loans due to the uncertainty as to the timing of expected cash flows, as reflected in the following table.

Contactually required principal payments receivable	$136,870
Nonaccretable difference	(103,905)

Cash flows expected to be collected	32,965
Accretable difference	—

Fair value of impaired loans acquired	$32,965

The following table presents the non-impaired loans as of September 11, 2009.

Contractual loan payments receivable	$502,465
Discount to reflect fair value	(78,435)

Fair value of non-impaired loans acquired	$424,030

(dollars in thousands)

Note 7 — Deposits

Deposit liabilities assumed are composed of the following at September 11, 2009:

Demand	$305,317
Savings	34,712
Time	369,062

Total assumed deposits	$709,091

At September 11, 2009, scheduled maturities of time deposits were as follows:

Maturing during 12-month period ending September 11,
2010	$219,903
2011	124,937
2012	16,187
2013	3,628
2014	4,305
Thereafter	102

Total assumed time deposits	$369,062

Note 8 — Long-Term Obligations

As of September 11, 2009, there were $50,000 in contractual long-term obligations to the Federal Home Loan Bank of Seattle (FHLB). The following table provides maturity information:

Maturing during:	Amount	Rate
2012	$40,000	5.22%
2017	10,000	4.74%

Total assumed	50,000
Accrued interest	78
Fair value adjustment	5,540

Total long term obligations	$55,618

Certain investment securities and loans have been pledged as collateral for long-term obligations.

(dollars in thousands)

Note 9 — Deferred Income Taxes

The deferred tax liability of $18,108 as of September 11, 2009, is related to differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the transaction will be accounted for as an asset purchase and the tax bases of assets acquired and liabilities assumed will be allocated based on fair values in accordance with the appropriate tax rates. FCB acquired none of the tax attributes of VB.

Note 10 — Contingencies

BancShares, FCB (as successor to VB) and various subsidiaries of BancShares and FCB have been named as defendants in various legal actions arising from normal business activities in which damages in various amounts are claimed. Although the amount of any ultimate liability with respect to those other matters cannot be determined, in the opinion of management, any such liability will not have a material effect on BancShares’ consolidated financial statements.

Note 11 — Subsequent Events

Management has evaluated subsequent events through December 21, 2009 for this Current Report on Form 8-K/A.